Exhibit 10.50

FORM OF

DIAMOND RESORTS INTERNATIONAL, INC.

2013 INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (the “Agreement”) dated                      (the “Grant Date”) is by and between Diamond Resorts International, Inc., a Delaware corporation (the “Company”) and                      (the “Grantee”).

In accordance with Section 8 of the Diamond Resorts International, Inc. 2013 Incentive Compensation Plan (the “Plan”), and subject to the terms of the Plan and this Agreement, the Company hereby awards to the Grantee shares of restricted common stock, par value $0.001 per share, of the Company (“Restricted Stock”) on the terms and conditions as set forth below (the “Award”). All capitalized terms used but not otherwise not defined herein shall have the meanings as set forth in the Plan.

To evidence the Award and to set forth its terms, the Company and the Grantee agree as follows:

1. Grant. The Committee hereby grants the Award to the Grantee on the Grant Date an aggregate of                  shares of Restricted Stock (subject to adjustment as provided in Section 4.2 of the Plan), and the Grantee hereby accepts the grant of Restricted Stock on a restricted basis, as set forth herein.

2. Limitations on Transferability. At any time prior to vesting in accordance with Section 3 or 4 of this Agreement, the Restricted Stock, or any interest therein, cannot be directly or indirectly transferred, sold, assigned, pledged, hypothecated, encumbered or otherwise disposed.

3. Dates of Vesting. Subject to the provisions of Section 4 and 5 of this Agreement, one-third of the Restricted Stock (rounded down to the nearest whole Share) shall cease to be restricted and shall become non-forfeitable (thereafter being referred to as “Vested Shares”) on each of the first                  anniversaries of the Grant Date. Notwithstanding the foregoing provisions of this Section 3 of this Agreement, and except as otherwise determined by the Committee, as provided in the Plan or as provided herein, any portion of the Restricted Stock which is not vested (or otherwise not exercisable) at the time of the Grantee’s Termination of Service shall not become exercisable after such termination and shall immediately be forfeited to the Company.

4. Termination of Service. In the event the Grantee incurs a Termination of Service, the Grantee will have such rights with respect to the Restricted Stock as are provided for in the Plan.

5. Change in Control. Upon a Change in Control, the Grantee will have such rights with respect to the Restricted Stock as are provided for in the Plan.

6. Stock Issuance, Restrictions and Escrow. The Company, in its sole discretion, shall either (a) credit the Restricted Stock to the Grantee in a book entry on the records kept by the Company’s stockholder record keeper or (b) cause to be issued certificates for the Restricted Stock. To the extent the Restricted Stock is credited pursuant to clause (a) of the preceding sentence, the Restricted Stock shall be subject to Restrictions on transfer until, and to the extent, such Restricted Stock becomes Vested Shares pursuant to Sections 3, 4 or 5 of this Agreement. To the extent certificates for the Restricted Stock are issued pursuant to clause (b) above, such certificates shall be held in escrow by the Company until, and to the extent, such Restricted Stock becomes Vested Shares pursuant to Sections 3, 4 or 5 of this Agreement. To the extent any Restricted Stock fails to become Vested Shares pursuant to Sections 3, 4 or 5 of this Agreement, the Company shall cancel any portion of the Restricted Stock forfeited by the Grantee pursuant to the terms of the Plan or this Agreement. The Company shall release the Restrictions upon the remaining Vested Shares in the book entry records, or release the related certificates, together with any assets or securities held in escrow hereunder, from escrow, as applicable, in each case resulting in the release of any Vested Shares to the Grantee.

7. Liability of Company. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and transfer of any Restricted Stock pursuant to this Agreement shall relieve the Company of any liability with respect to the non-issuance or transfer of the Restricted Stock as to which such approval shall not have been obtained. However, the Company shall use its reasonable best efforts to obtain all such approvals.

8. Effect of Amendment of Plan. No discontinuation, modification or amendment of the Plan may, without the written consent of the Grantee, adversely affect the rights of the Grantee under this Agreement, except as otherwise provided under the Plan. This Agreement may be amended as provided for under the Plan, but no such amendment shall adversely affect the Grantee’s rights under the Agreement without the Grantee’s written consent, unless otherwise permitted by the Plan.

9. No Limitation on Rights of the Company. The grant of the Restricted Stock pursuant to this Agreement shall not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

10. Rights as a Stockholder. The Grantee shall be entitled to receive any dividends that become payable on or after the Grant Date with respect to the Restricted Stock and Vested Shares; provided, however, that no dividends shall be payable (a) with respect to the Restricted Stock on account of record dates occurring prior to the Grant Date, and (b) with respect to forfeited Restricted Stock on account of record dates occurring on or after the date of such forfeiture. The Grantee shall be entitled to vote the Restricted Stock on or after the Grant Date to the same extent as would have been applicable to the Grantee if the Restricted Stock had then been Vested Shares; provided, however, that the Grantee shall not be entitled to vote (i) the Restricted Stock on account of record dates occurring prior to the Grant Date, and (ii) with respect to forfeited Restricted Stock on account of record dates occurring on or after the date of such forfeiture.

11. Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to either (a) cause to be issued or delivered any certificates for Restricted Stock or Vested Shares or (b) credit a book entry related to the Restricted Stock or Vested Shares to be entered on the records of the Company’s stockholder record keeper, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates or entry on the records, as applicable, is in compliance with all applicable laws, regulations of governmental authority, and the requirements of the New York Stock Exchange or any other exchange upon which the Shares are traded. The Company may require, as a condition of the issuance and delivery of such certificates or entry on the records, as applicable, and in order to ensure compliance with such laws, regulations and requirements, that the Grantee make such covenants, agreements, and representations as the Company, in its sole discretion, considers necessary or desirable.

12. Disclosure Rights. Except as required by applicable law, the Company (or any of its affiliates) shall not have any duty or obligation to disclose affirmatively to a record or beneficial holder of Shares, Restricted Stock or Vested Shares, and such holder shall have no right to be advised of, any material information regarding the Company at any time prior to, upon or in connection with the receipt of Shares.

13. Agreement Not a Contract of Employment or Other Relationship. This Agreement is not a contract of employment or other services, and the terms of employment of the Grantee or other relationship of the Grantee with the Company or its Subsidiaries shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of an employment or other relationship with the Company or its Subsidiaries, nor shall it interfere with the right of the Company or its Subsidiaries to discharge the Grantee and to treat him or her without regard to the effect that such treatment might have upon him or her as the Grantee.

14. Tax Consequences. The Grantee acknowledges and agrees that he or she is responsible for all taxes and tax consequences with respect to the grant of the Restricted Stock or the lapse of Restrictions otherwise imposed by this Agreement. The Grantee further acknowledges that it is his or her responsibility to obtain any advice that he or she deems necessary or appropriate with respect to any and all tax matters that may exist as a result of the grant of the Restricted Stock or the lapse of Restrictions otherwise imposed by this Agreement. Notwithstanding any other provision of this Agreement, The Restricted Stock, together with any other assets or securities held in escrow hereunder, shall not be released to the Grantee unless, as provided in Section 17 of the Plan, the Grantee shall have paid to the Company, or made arrangements satisfactory to the Company, regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the grant of the Restricted Stock or the lapse of Restrictions otherwise imposed by this Agreement.

15. Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Committee, and if to the Grantee, to the address appearing on the records of the Company. Such communication or notice shall be delivered personally or sent by certified, registered or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient. Notwithstanding the foregoing, any notice required or permitted hereunder from the Company to the Grantee may be made by electronic means, including by electronic mail to the Company-maintained electronic mailbox of the Grantee, and the Grantee hereby consents to receive such notice by electronic delivery. To the extent permitted in an electronically delivered notice described in the previous sentence, the Grantee shall be permitted to respond to such notice or communication by way of a responsive electronic communication, including by electronic mail.

16. Governing Law. The validity, construction and effect of this Agreement and any rules and regulations relating to this Agreement shall be determined in accordance with the laws of the State of Delaware, other than its law respecting choice of laws, and applicable federal law. Venue shall be in, and subject to the jurisdiction of, the courts of the State of Delaware or a Federal Court located in the State of Delaware (as may be appropriate).

17. Receipt of Plan and Interpretation. The Grantee acknowledges receipt of a copy of the Plan, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions of the Plan and this Agreement. This Award is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and this Award shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretation and determination shall be conclusive and binding upon the parties hereto and any other Person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

18. Condition to Return Signed Agreement. This Agreement shall be null and void unless the Grantee indicates his or her acceptance of the Option and the terms of this Agreement by signing, dating and returning this Agreement to the Company on or before                     .

19. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

20. Counterparts. This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument. All signatures hereto may be transmitted by facsimile or .pdf file, and such facsimile or .pdf file will, for all purposes, be deemed to be the original signature of the party whose signature it reproduces, and will be binding upon such party.

21. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

22. Severability. If any provision of this Agreement shall for any reason by held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

23. Other Terms and Conditions. The foregoing does not modify or amend any terms of the Plan. To the extent any provisions of this Agreement are inconsistent or in conflict with any terms or provisions of the Plan, the Plan shall govern.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written.

DIAMOND RESORTS INTERNATIONAL, INC.

By:

Name:

Title:

ACCEPTANCE OF AWARD BY GRANTEE

By executing below, the undersigned, the Grantee hereby acknowledges, (a) receipt of a copy of the Plan, (b) that the Grantee has read the Plan and this Agreement carefully, and fully understands their contents, (c) that the Grantee accepts the award of Restricted Stock, and (d) the Grantee agrees to be bound by the terms and conditions of the Plan and this Agreement.

Signature:

Printed Name:

Date:

Please signed and return your copy of this Agreement by                     , to                      at                      via pdf, fax or interoffice-mail (                                ). Failure to do so will result in forfeiture of this Award. Please retain a copy of this signed Agreement for your records.